Exhibit 99.1

Joint Filer Information

Date of Event Requiring Statement:	July 3, 2006

Issuer Name and Ticker or Trading Symbol:	PanAmSat Holding Corporation (PA)

Designated Filer:	Providence Equity Partners IV, L.L.C.

Other Joint Filers:	PEP PAS, L.L.C., PEOP PAS, L.L.C., Providence Equity Partners IV L.P., Providence Equity Operating Partners IV L.P., Providence Equity GP IV L.P., Jonathan M. Nelson, Glenn M. Creamer

Address:	The principal business address of each of the filers is c/o Providence Equity Partners IV, L.L.C., 901 Fleet Center, 50 Kennedy Plaza, 18th Floor, Providence, Rhode Island 02903

Notes:

Prior to the Merger, 19,628,246 shares of Common Stock were owned of record by PEP PAS, L.L.C.; 63,308 shares of Common Stock were owned of record by PEOP PAS, L.L.C.; and 3,494 shares of Common Stock were owned of record by Providence Equity Partners IV Inc.  Providence Equity Partners IV Inc. is an entity controlled by the Reporting Persons. The foregoing numbers represent shares for which PEP PAS, L.L.C., PEOP PAS, L.L.C. and Providence Equity Partners IV Inc. each has sole disposition and voting power.  Such shares may be deemed to be beneficially owned, respectively, by Providence Equity Partners IV L.P. (“PEP4”), the sole member of PEP PAS, L.L.C. and Providence Equity Operating Partners IV, L.P. (“PEOP4”), the sole member of PEOP PAS, L.L.C., Providence Equity GP IV L.P. (“PEGP4”), the sole general partner of both PEP4 and PEOP4, Providence Equity Partners IV L.L.C. (the “LLC”), the sole general partner of PEGP4, and Jonathan M. Nelson, Glenn M. Creamer and Paul J. Salem, the managing members of LLC.  Messers Nelson, Creamer and Salem disclaim beneficial ownership of the shares beneficially owned by Providence Equity Partners IV L.P. and Providence Equity Operating Partners IV L.P., except to the extent of their pecuniary interest therein.

Prior to the Merger, Providence Equity Partners IV Inc., which is controlled by the Reporting Persons, directly held a total of 131,696 options to purchase shares of Common Stock.  These options were scheduled to become exercisable in equal amounts on September 16, 2005, 2006, 2007, 2008 and 2009 at an exercise price of $4.21 per share and were to expire on September 15, 2014.  The Reporting Persons disclaim beneficial ownership of the shares beneficially owned by Providence Equity Partners IV Inc., except to the extent of their pecuniary interest therein.

Signatures:

PROVIDENCE EQUITY PARTNERS IV, L.L.C.

By:	*
Name:	Paul J. Salem
Title:	Executive Vice President
and Senior Managing Director

PEP PAS, L.L.C.

By:	*
Name:	Paul J. Salem
Title:	Executive Vice President
and Managing Member

PEOP PAS, L.L.C.

By:	*
Name:	Paul J. Salem
Title:	Executive Vice President
and Managing Member

PROVIDENCE EQUITY PARTNERS IV LP

By:	Providence Equity GP IV L.P.,
its General Partner

	By:	Providence Equity Partners IV, L.L.C.,
its General Partner

	By:	*
	Name:	Paul J. Salem
	Title:	Executive Vice President
and Senior Managing Director

PROVIDENCE EQUITY OPERATING PARTNERS IV L.P.

By:	Providence Equity GP IV L.P.,
its General Partner

	By:	Providence Equity Partners IV, L.L.C.,
its General Partner

	By:	*
	Name:	Paul J. Salem
	Title:	Executive Vice President
and Senior Managing Director

PROVIDENCE EQUITY GP IV L.P.

By:	Providence Equity Partners IV, L.L.C.,
its General Partner

	By:	*
	Name:	Paul J. Salem
	Title:	Executive Vice President
and Senior Managing Director

*
Jonathan M. Nelson

*
Glenn M. Creamer

* By:	/s/ Paul J. Salem
Paul J. Salem,
by power of attorney previously filed as
Exhibit 1 to Schedule 13D filed with respect
to PanAmSat Holding Corporation (File
No. 005-80978) on September 12, 2005

Date: July 5, 2006